Exhibit 99.1

News Release

Investor Contact

Matt Lee

Sr. Vice President, Finance and Investor Relations

Dine Brands Global, Inc.

IR@dinebrands.com

Media Contact

Susan Nelson

Sr. Vice President, Global Communications

Dine Brands Global, Inc.

Mediainquiries@dinebrands.com

Dine Brands Global, Inc. Reports Second Quarter 2026 Results

PASADENA, Calif., August 5, 2026 – Dine Brands Global, Inc. (NYSE: DIN) (the “Company” or “Dine Brands”), the parent company of Applebee’s Neighborhood Grill + Bar®, IHOP® and Fuzzy’s Taco Shop® restaurants, today announced financial results for the second quarter of fiscal year 2026.

“In the second quarter, our brands made meaningful progress in an environment in which consumers remain focused on affordability and value, highlighted by IHOP’s third consecutive quarter of industry outperformance on both sales and traffic,” said John Peyton, Chief Executive Officer of Dine Brands. “Across all our brands, our everyday value platform, barbell marketing strategy, and continued investment in the guest experience are working, and we are entering the second half of the year with confidence in our long-term growth initiatives, including the continued expansion of our dual brand program.”

Vance Chang, Chief Financial Officer of Dine Brands, added, “Our asset-lite model continues to provide the financial flexibility to invest in our brands and we are encouraged by the positive momentum we are seeing across our growth initiatives. We remain committed to our capital allocation priorities and creating long-term value for shareholders.”

Domestic Restaurant Sales for the Second Quarter of 2026

•	Applebee’s year-over-year comparable domestic same-restaurant sales decreased 1.8% for the second quarter of 2026. Off-premise sales accounted for 22.8% of sales mix in the second quarter of 2026.

•	IHOP’s year-over-year comparable domestic same-restaurant sales increased 1.5% for the second quarter of 2026. Off-premise sales accounted for 20.2% of sales mix in the second quarter of 2026.

Second Quarter of 2026 Summary

•

Total revenues for the second quarter of 2026 were $240.9 million compared to $230.8 million for the second quarter of 2025. The increase was primarily driven by higher company-owned restaurant sales, mainly attributable to the increase in the number and timing of when we acquired restaurants from franchisees.

•

General and administrative expenses for the second quarter of 2026 were $55.6 million compared to $50.8 million for the second quarter of 2025. The increase was driven by employee costs as we invest in our company-owned and dual-brand restaurant initiatives, reorganization costs, and transaction costs from the acquisition of company-owned restaurants.

•

Net income available to common stockholders was $4.2 million, or earnings per diluted share of $0.35, for the second quarter of 2026 compared to net income available to common stockholders of $13.2 million, or earnings per diluted share of $0.89 for the second quarter of 2025.

•

Non-GAAP[1] net income available to common stockholders, as adjusted, was $14.0 million, or adjusted earnings per diluted share of $1.16, for the second quarter of 2026, compared to net income available to common stockholders, as adjusted, of $17.4 million, or adjusted earnings per diluted share of $1.17, for the second quarter of 2025.

•	Income before income taxes for the second quarter of 2026 was $6.0 million compared to income before income taxes of $18.9 million for the second quarter of 2025.

•	Adjusted EBITDA[1] for the second quarter of 2026 was $54.2 million compared to $56.2 million for the second quarter of 2025.

•	Development activity by Applebee’s and IHOP for the second quarter of 2026 resulted in 13 new restaurant openings and 30 restaurant closures, which includes nine net dual-branded openings.[2]

First Six Months of 2026 Summary

•

Total revenues for the first six months of 2026 were $466.1 million compared to $445.5 million for the first six months of 2025. The increase was primarily driven by higher company-owned restaurant sales, mainly attributable to the increase in the number and timing of when we acquired restaurants from franchisees.

•

General and administrative expenses for the first six months of 2026 were $108.7 million compared to $102.1 million for the first six months of 2025. The increase was driven by employee costs as we invest in our company-owned and dual-brand initiatives and incentive compensation due to higher expectations for the remainder of the year as compared to the prior year period.

•

Net income available to common stockholders was $11.4 million, or earnings per diluted share of $0.92, for the first six months of 2026 compared to net income available to common stockholders of $21.1 million, or earnings per diluted share of $1.41 for the first six months of 2025.

1

See “Non-GAAP Financial Measures” for a reconciliation of GAAP net income available to common stockholders to net income available to common stockholders, as adjusted, a reconciliation of GAAP diluted net income available to common stockholders per share to diluted net income available to common stockholders per share, as adjusted (also referred to as adjusted earnings per diluted share) and a reconciliation of GAAP net income to adjusted EBITDA.

2

Development activity is adjusted for the impact of company-owned restaurants acquired from franchisees. In the restaurant data table below, this activity is shown as franchise closed and company-owned opened.

•

Non-GAAP[3] net income available to common stockholders, as adjusted, was $25.1 million, or adjusted earnings per diluted share of $2.03, for the first six months of 2026, compared to net income available to common stockholders, as adjusted, of $32.8 million, or adjusted earnings per diluted share of $2.20, for the first six months of 2025.

•	Income before income taxes for the first six months of 2026 was $16.1 million compared to income before income taxes of $31.7 million for the first six months of 2025.

•	Adjusted EBITDA[3] for the first six months of 2026 was $105.0 million compared to $110.9 million for the first six months of 2025.

•

Cash flows provided by operating activities for the first six months of 2026 were $19.9 million. This compares to cash flows provided by operating activities of $53.1 million for the first six months of 2025. The decrease was primarily driven by timing of marketing spend, higher payments related to performance-based compensation and interest, as well as remodel and development incentives paid to our franchisees.

•

Adjusted free cash flow[4] was $3.7 million for the first six months of 2026. This compares to adjusted free cash flow of $48.7 million for the first six months of 2025. The decrease was primarily driven by a decrease in operating cash flows and an increase in capital expenditures as we invest in company-owned restaurants.

Effective Tax Rate

The Company’s effective tax rate was 27.7% for the six months ended June 28, 2026, as compared to 30.6% for the six months ended June 29, 2025.

Key Balance Sheet Metrics (as of June 28, 2026)

•	Total cash, cash equivalents and restricted cash of approximately $172.8 million, of which approximately $97.5 million was unrestricted cash.

•	Available borrowing capacity under the 2025 Variable Funding Senior Notes, Class A-1 was approximately $224.5 million.

Capital Returns to Equity Holders

During the second quarter of 2026, the Company repurchased approximately $7.4 million of its common stock and paid approximately $2.4 million in dividends.

On May 14, 2026, the Company’s Board of Directors approved a new share repurchase program of up to $100 million in addition to the existing share repurchase program, approved in February 2022. As of June 28, 2026, approximately $143.8 million is available for repurchases under existing share repurchase programs.

[3]

See “Non-GAAP Financial Measures” for a reconciliation of GAAP net income available to common stockholders to net income available to common stockholders, as adjusted, a reconciliation of GAAP diluted net income available to common stockholders per share to diluted net income available to common stockholders per share, as adjusted (also referred to as adjusted earnings per diluted share) and a reconciliation of GAAP net income to adjusted EBITDA.

[4]	See “Non-GAAP Financial Measures” for reconciliation of the Company’s cash flows provided by operating activities to adjusted free cash flow.

Financial Performance Guidance for 2026

The Company maintained its fiscal 2026 guidance.

Second Quarter of 2026 Earnings Conference Call Details

Dine Brands will host a conference call to discuss its results on August 5, 2026, at 11:00 a.m. Eastern time. A live webcast of the call, along with a replay will be available for a limited time at https://investors.dinebrands.com. Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast. An online archive of the webcast will also be available on Events & Presentations under the Investors section of the Company’s website.

About Dine Brands Global, Inc.

Based in Pasadena, California, Dine Brands Global, Inc. (NYSE: DIN), through its subsidiaries and franchisees, supports and operates restaurants under the Applebee’s Neighborhood Grill + Bar®, IHOP®, and Fuzzy’s Taco Shop® brands. As of June 28, 2026, these three brands comprised nearly 3,500 restaurants. Dine Brands is one of the largest full-service restaurant companies in the world and in 2022 expanded into the Fast Casual segment. For more information on Dine Brands, visit the Company’s website located at www.dinebrands.com.

Forward-Looking Statements

Statements contained in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “goal” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: general economic conditions, including the impact of inflation on us and our franchisees directly; cost pressures, including rising costs for commodities, labor, health care and utilities; our level of indebtedness; compliance with the terms of our securitized debt; our ability to refinance our current indebtedness or obtain additional financing; our dependence on information technology; potential cyber incidents; the implementation of corporate strategies, including restaurant development plans; our dependence on our franchisees; the concentration of our Applebee’s franchised restaurants in a limited number of franchisees; the financial health of our franchisees, including any insolvency or bankruptcy; credit risks from our IHOP franchisees operating under our previous IHOP business model in which we built and equipped IHOP restaurants and then franchised them to franchisees; insufficient insurance coverage to cover potential risks associated with the ownership and operation of restaurants; our franchisees’ and other licensees’ compliance with our quality standards and trademark usage; general risks associated with the restaurant industry; potential harm to our brands’ reputation; risks of food-borne illness or food tampering; possible future impairment charges; trading volatility and fluctuations in the price of our shares; our ability to achieve the financial guidance we provide to investors; successful implementation of our business strategy; the availability of suitable locations for new restaurants; shortages or interruptions in the supply or delivery of products from third parties or availability of utilities; the management and forecasting of appropriate inventory levels; development and implementation of innovative marketing and use of social media;

changing health or dietary preference of consumers; changes in U.S. government regulations and trade policies, including the imposition of tariffs and other trade barriers; risks associated with doing business in international markets; the results of litigation and other legal proceedings; third-party claims with respect to intellectual property assets; the implementation and use of artificial intelligence and related technologies; delivery initiatives and use of third-party delivery vendors; our allocation of human capital and our ability to attract and retain management and other key employees; compliance with federal, state and local governmental regulations; risks associated with our self-insurance; risks of major natural disasters, including earthquake, wildfire, tornado, flood or a man-made disaster, including terrorism, civil unrest or a cyber incident; risks of volatile or adverse weather conditions as a result of climate change; pandemics, epidemics, or other serious incidents; our success with development initiatives outside of our core business; the adequacy of our internal controls over financial reporting and future changes in accounting standards; changes in tax laws; failure to meet investor and stakeholder expectations regarding business responsibility matters; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof and the Company does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.

Non-GAAP Financial Measures

This press release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders”, “adjusted earnings per diluted share (Adjusted EPS)”, “Adjusted EBITDA” and “Adjusted free cash flow.” Adjusted EPS is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any intangible asset amortization, any non-cash interest expense, any gain or loss related to the disposition of assets, any gain or loss related to debt extinguishment, and other items deemed not reflective of current operations. This is presented on an aggregate basis and a per share (diluted) basis. Adjusted EBITDA is computed for a given period by deducting from net income or loss for such period the effect of any interest expense, any income tax provision or benefit, any depreciation and amortization, any non-cash stock-based compensation, any closure and impairment charges, any gain or loss related to debt extinguishment, any gain or loss related to the disposition of assets, and other items deemed not reflective of current operations. “Adjusted free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less capital expenditures. Management may use certain of these non-GAAP financial measures along with the corresponding U.S. GAAP measures to evaluate the performance of the business and to make certain business decisions. Management uses adjusted free cash flow in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and repurchases of common stock, and we believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes. Management believes that these non-GAAP financial measures provide additional meaningful information that should be considered when assessing the business and the Company’s performance compared to prior periods and the marketplace. Adjusted EPS, adjusted EBITDA, and adjusted free cash flow are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

FBN-R

Dine Brands Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Revenues:
Franchise revenues:
Royalties, franchise fees and other	$95.0	$101.2	$188.9	$196.9
Advertising revenues	71.9	73.5	143.0	144.0

Total franchise revenues	166.9	174.7	331.9	340.9
Company-owned restaurant revenues	47.3	28.2	80.7	49.8
Rental revenues	26.7	27.9	53.5	54.8

Total revenues	240.9	230.8	466.1	445.5

Cost of revenues:
Franchise expenses:
Advertising expenses	(71.9)	(73.5)	(143.0)	(144.0)
Other franchise expenses	(8.8)	(12.9)	(20.1)	(23.6)

Total franchise expenses	(80.7)	(86.4)	(163.1)	(167.6)
Company-owned restaurant expenses	(49.1)	(30.9)	(84.0)	(52.9)
Rental expenses	(19.9)	(21.3)	(40.5)	(42.5)

Total cost of revenues	(149.7)	(138.6)	(287.6)	(263.0)

Gross profit	91.2	92.2	178.5	182.5
General and administrative expenses	(55.6)	(50.8)	(108.7)	(102.1)
Interest expense, net	(22.0)	(17.7)	(43.8)	(35.5)
Closure and impairment charges	(4.0)	(1.2)	(4.8)	(7.0)
Amortization of intangible assets	(3.9)	(2.7)	(7.6)	(5.4)
Loss on extinguishment of debt	—	(0.9)	—	(0.9)
Gain on disposition of assets	0.3	—	2.5	0.1

Income before income taxes	6.0	18.9	16.1	31.7
Income tax provision	(1.7)	(5.1)	(4.4)	(9.7)

Net income	4.3	13.8	11.7	22.0

Net income available to common stockholders:
Net income	$4.3	$13.8	$11.7	$22.0
Less: Net income allocated to unvested restricted stock	(0.1)	(0.6)	(0.3)	(0.9)

Net income available to common stockholders	$4.2	$13.2	$11.4	$21.1

Net income available to common stockholders per share:
Basic	$0.35	$0.89	$0.94	$1.41

Diluted	$0.35	$0.89	$0.92	$1.41

Weighted average shares outstanding:
Basic	12.0	14.9	12.1	14.9

Diluted	12.1	14.9	12.4	14.9

Other comprehensive income, net of tax:
Foreign currency translation adjustment	—	—	—	—

Total comprehensive income	$4.3	$13.8	$11.7	$22.0

Dine Brands Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	June 28, 2026	December 28, 2025
Assets
Current assets:
Cash and cash equivalents	$97.5	$128.2
Receivables, net of allowance	86.8	119.0
Restricted cash	52.8	51.5
Prepaid expenses	50.0	49.0
Other current assets	2.3	4.1

Total current assets	289.4	351.8
Intangible assets, net	524.0	534.1
Operating lease right-of-use assets	427.5	328.7
Goodwill	249.6	249.6
Property and equipment, net	173.4	160.5
Long-term receivables, net of allowance	25.6	33.8
Non-current restricted cash	22.5	22.0
Other non-current assets, net	59.7	57.1

Total assets	$1,771.7	$1,737.7

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and other accrued liabilities	87.6	93.2
Gift card liability	158.1	182.7
Current portion of operating leases obligations	69.9	67.6
Current portion of finance leases	6.4	6.6
Dividends payable	2.6	2.5
Accrued interest payable	7.3	7.3
Deferred franchise revenue, short-term	5.1	5.6

Total current liabilities	337.0	365.6
Long-term debt, net	1,189.5	1,188.2
Operating lease obligations, less current portion	394.1	305.3
Finance lease obligations, less current portion	29.4	32.2
Deferred income taxes, net	50.1	51.2
Deferred franchise revenue, long-term	32.3	34.2
Other non-current liabilities	31.3	35.0

Total liabilities	2,063.7	2,011.5

Stockholders’ deficit:
Common stock	0.2	0.2
Additional paid-in-capital	224.0	239.9
Retained earnings	181.9	175.1
Accumulated other comprehensive loss	(0.1)	(0.1)
Treasury stock, at cost	(698.0)	(689.1)

Total stockholders’ deficit	(292.0)	(273.9)

Total liabilities and stockholders’ deficit	$1,771.7	$1,737.7

Dine Brands Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Six Months Ended
	June 28, 2026	June 29, 2025
Cash flows from operating activities:
Net income	$11.7	$22.0
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	23.8	20.8
Non-cash impairment and closure charges	4.8	7.0
Non-cash stock-based compensation expense	7.5	6.6
Non-cash interest expense	1.9	1.8
Loss on extinguishment of debt	—	0.9
Deferred income taxes	(1.1)	(4.2)
Provision for doubtful accounts	1.8	3.2
Gain on disposition of assets	(2.5)	(0.1)
Changes in operating assets and liabilities:
Receivables	2.3	(6.0)
Prepaid expenses	(2.4)	4.7
Other changes in other assets and liabilities	(3.8)	(2.2)
Gift cards receivables and payables	(3.3)	0.8
Accounts payable and other accrued expenses	(12.2)	8.9
Operating lease assets and liabilities	(6.2)	(7.1)
Accrued interest payable	—	(1.4)
Deferred revenue	(2.4)	(2.6)

Cash flows provided by operating activities	19.9	53.1

Cash flows from investing activities:
Principal receipts from notes, equipment contracts and other long-term receivables	7.0	4.9
Additions to property and equipment	(23.2)	(9.3)
Proceeds from sale of property and equipment	3.8	1.0
Additions to long-term receivables	—	(1.9)
Acquisition, net of cash acquired	4.1	0.9
Additions to intangible assets	(0.7)	(0.7)

Cash flows used in investing activities	(9.0)	(5.1)

Cash flows from financing activities:
Proceeds from revolving line of credit	30.0	—
Repayment of revolving line of credit	(30.0)	—
Borrowing from long-term debt	—	600.0
Repayment of long-term debt	—	(594.0)
Payment of debt issuance costs	—	(11.6)
Dividends paid on common stock	(4.8)	(15.8)
Repurchase of common stock	(29.3)	(7.6)
Principal payments on finance lease and financing obligations	(2.5)	(2.5)
Repurchase of restricted stock for tax payments upon vesting	(3.2)	(1.8)

Cash flows used in financing activities	(39.8)	(33.3)

Net change in cash, cash equivalents and restricted cash	(28.9)	14.7
Cash, cash equivalents and restricted cash at beginning of period	201.7	248.6

Cash, cash equivalents and restricted cash at end of period	$172.8	$263.3

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In millions, except per share amounts)

(Unaudited)

Reconciliation of net income available to common stockholders to net income available to common stockholders, as adjusted for the following items: Closure and impairment charges; amortization of intangible assets; non-cash interest expenses; gain or loss on disposition of assets; loss on extinguishment of debt; reorganization costs; company preopening and transition costs; other EBITDA adjustments; and the combined tax effect of the preceding adjustments, as well as related per share data:

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net income available to common stockholders	$4.2	$13.2	$11.4	$21.1
Closure and impairment charges	4.0	1.2	4.8	7.0
Amortization of intangible assets	3.9	2.7	7.6	5.4
Non-cash interest expense	0.9	0.9	1.9	1.8
Gain on disposition of assets	(0.3)	—	(2.5)	(0.1)
Loss on extinguishment of debt	—	0.9	—	0.9
Reorganization costs	1.8	—	1.8	—
Company-owned restaurants preopening expenses	1.3	—	2.5	—
Other EBITDA adjustments	1.7	0.2	2.3	0.4
Net income tax effect of above adjustments	(3.5)	(1.5)	(4.7)	(4.3)
Net income allocated to unvested restricted stock	—	(0.2)	—	(0.5)

Net income available to common stockholders, as adjusted	$14.0	$17.4	$25.1	$32.8

Diluted net income available to common stockholders per share (a):
Net income available to common stockholders	$0.35	$0.89	$0.92	$1.41
Closure and impairment charges	0.24	0.06	0.29	0.35
Amortization of intangible assets	0.24	0.13	0.45	0.27
Non-cash interest expense	0.06	0.05	0.12	0.09
Gain on disposition of assets	(0.02)	—	(0.15)	—
Loss on extinguishment of debt	—	0.04	—	0.04
Reorganization costs	0.11	—	0.11	0.05
Company-owned restaurants preopening expenses	0.08	—	0.15	—
Other EBITDA adjustments	0.10	0.01	0.14	0.02
Net income allocated to unvested restricted stock	—	(0.01)	—	(0.03)

Diluted net income available to common stockholders per share, as adjusted	$1.16	$1.17	$2.03	$2.20

Weighted-average shares outstanding - Diluted	12.1	14.9	12.4	14.9

(a)	Earnings per share impact of the adjustments to net income available to common stockholders is presented on an after-tax basis using a 26% tax rate.

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(Unaudited)

Reconciliation of the Company’s cash flows provided by operating activities to “adjusted free cash flow” (cash flows provided by operating activities, plus receipts from notes and equipment contracts receivable, less additions to property and equipment). Management uses this liquidity measure in its periodic assessments of, among other things, the amount of cash dividends per share of common stock and the amount of repurchases of common stock. We believe it is important for investors to have the same measure used by management for that purpose. Adjusted free cash flow does not represent residual cash flow available for discretionary purposes.

	Six Months Ended
	June 28, 2026	June 29, 2025
	(In millions)
Cash flows provided by operating activities	$19.9	$53.1
Net receipts from notes and equipment receivables	7.0	4.9
Additions to property and equipment	(23.2)	(9.3)

Adjusted free cash flow	3.7	48.7

	June 28, 2026	June 29, 2025
Supplemental cash flow information
Dividends paid on common stock	(4.9)	(15.8)
Repurchase of common stock	(29.3)	(7.6)

Dine Brands Global, Inc. and Subsidiaries

Non-GAAP Financial Measures

(in millions)

(Unaudited)

Reconciliation of the Company’s net income to “adjusted EBITDA.” The Company defines adjusted EBITDA as net income or loss, adjusted for the effect of interest expense, income tax provision or benefit, depreciation and amortization, non-cash stock-based compensation, closure and impairment charges, loss on extinguishment of debt, gain or loss on disposition of assets, reorganization costs, company preopening and transition costs, and other items deemed not reflective of current operations. Management may use certain non-GAAP measures along with the corresponding U.S. GAAP measures to evaluate the performance of the Company and to make certain business decisions.

	Three Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Net income, as reported	$4.3	$13.8	$11.7	$22.0
Interest charges on finance leases	0.6	0.7	1.2	1.4
All other interest charges	23.8	20.4	47.4	41.1
Income tax provision	1.7	5.1	4.5	9.7
Depreciation and amortization	11.9	10.5	23.8	20.8
Non-cash stock-based compensation	3.4	3.2	7.5	6.6
Closure and impairment charges	4.0	1.2	4.8	7.0
Loss on extinguishment of debt	—	0.9	—	0.9
Gain on disposition of assets	(0.3)	—	(2.5)	(0.1)
Reorganization costs	1.8	—	1.8	1.1
Company-owned restaurants preopening expenses	1.3	—	2.5	—
Other	1.7	0.2	2.3	0.4

Adjusted EBITDA	$54.2	$56.2	$105.0	$110.9

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

In addition to revenues, cost of revenues, and gross profit in evaluating the performance of each of our brands, management also considers the following key performance indicators in evaluating our business:

	IHOP		Applebee’s		Fuzzy’s
	Three Months Ended		Three Months Ended		Three Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
System Sales (in millions)
Franchise	$887.6	$872.4	$1,055.2	$1,105.0	$40.7	$43.1
Company	5.0	4.0	42.0	24.0	0.3	0.2

Total	$892.6	$876.4	$1,097.2	$1,129.0	$41.0	$43.3

System:
Domestic same-restaurant sales change	1.5%	(2.3)%	(1.8)%	4.9%	4.6%	(11.8)%
Same-restaurant sales change	1.3%	(2.3)%	(1.8)%	4.7%	n/a	n/a
Franchise(a):
Domestic same-restaurant sales change	1.5%	(2.2)%	(1.5)%	5.0%	4.6%	(11.8)%
Same-restaurant sales change	1.3%	(2.3)%	(1.5)%	4.8%	n/a	n/a
Domestic average weekly unit sales (in thousands)	$39.7	$39.0	$57.7	$58.0	$32.5	$30.2
Company:
Domestic average weekly unit sales (in thousands)	$27.5	$30.8	$39.0	$36.2	$18.9	$17.6
Development
Franchise(b)
Beginning	1,804	1,804	1,498	1,547	101	113
Opened	5	7	5	—	—	2
Closed	(13)	(25)	(64)	(33)	(5)	(3)

Ending	1,796	1,786	1,439	1,514	96	112

Company(b)
Beginning	14	10	71	47	1	1
Opened	3	—	48	12	—	—
Closed	—	—	(1)	—	—	—

Ending	17	10	118	59	1	1

Total Development	1,813	1,796	1,557	1,573	97	113

Domestic	—	(15)	(11)	(21)	(5)	(1)
International	(5)	(3)	(1)	—	n/a	n/a

Net Development	(5)	(18)	(12)	(21)	(5)	(1)

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

	IHOP		Applebee’s		Fuzzy’s
	Six Months Ended		Six Months Ended		Six Months Ended
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
System Sales (in millions)
Franchise	$1,744.5	$1,726.5	$2,108.9	$2,160.1	$77.3	$82.4
Company	9.6	5.3	70.7	44.1	0.5	0.4

Total	$1,754.1	$1,731.8	$2,179.6	$2,204.2	$77.8	$82.8

System:
Domestic same-restaurant sales change	0.8%	(2.5)%	—%	1.3%	3.6%	(12.0)%
Same-restaurant sales change	0.6%	(2.5)%	(0.1)%	1.1%	n/a	n/a
Franchise(a):
Domestic same-restaurant sales change	0.8%	(2.4)%	0.2%	1.5%	3.6%	(12.0)%
Same-restaurant sales change	0.6%	(2.5)%	(0.1)%	1.3%	n/a	n/a
Domestic average weekly unit sales (in thousands)	$39.0	$38.4	$57.0	$56.3	$30.2	$28.3
Company:
Domestic average weekly unit sales (in thousands)	$28.2	$33.8	$38.3	$34.1	$18.3	$18.1
Development
Franchise(b)
Beginning	1,812	1,824	1,520	1,567	105	116
Opened	17	15	15	1	—	3
Closed	(33)	(53)	(96)	(54)	(9)	(7)

Ending	1,796	1,786	1,439	1,514	96	112

Company(b)
Beginning	12	—	59	47	1	1
Opened	5	10	60	12	—	—
Closed	—	—	(1)	—	—	—

Ending	17	10	118	59	1	1

Total Development	1,813	1,796	1,557	1,573	97	113

Domestic	(7)	(27)	(22)	(33)	(9)	(4)
International	(4)	(1)	—	(8)	n/a	n/a

Net Development	(11)	(28)	(22)	(41)	(9)	(4)

(a)	The calculation of franchise sales percentage change and average weekly unit sales excludes restaurants that were closed or acquired by the Company.
(b)

For the six months ended June 29, 2025, IHOP franchise closures and company-owned openings included 10 restaurants acquired in March 2025. Applebee’s franchise closures and company-owned openings included 12 restaurants acquired in May 2025 for the three and six months ended June 29, 2025; 12 acquired in February 2026 for the six months ended June 28, 2026; and 48 acquired in June 2026 for the three and six months ended June 28, 2026.

Dual-branded restaurants are defined as restaurants that operate our IHOP and Applebee’s restaurant concepts under two separate franchise agreements but within one restaurant location. Because of this, each dual-branded restaurant is counted in both IHOP and Applebee’s restaurant count and activity.

Dine Brands Global, Inc. and Subsidiaries

Restaurant Data

(Unaudited)

As of June 28, 2026, we had 44 dual-branded domestic IHOP and Applebee’s restaurant locations. During the three months ended June 28, 2026, we had three existing company-owned Applebee’s restaurants which added the IHOP brand, three existing Applebee’s franchised restaurants which added the IHOP brand, two existing IHOP franchised restaurants which added the Applebee’s brand, and one new franchised restaurant which added to both brands. This totaled 10 dual-branded domestic openings.

During the six months ended June 28, 2026, we had five existing company-owned Applebee’s restaurants which added the IHOP brand, six existing Applebee’s franchised restaurants which added the IHOP brand, three existing IHOP franchised restaurants which added the Applebee’s brand, and three new franchised restaurants which added to both brands. This totaled 20 dual-branded domestic openings.

During the three and six months ended June 29, 2025, we had one existing IHOP franchised restaurant which added the Applebee’s brand for a total of one dual-branded opening.

As of June 28, 2026, we had 37 dual-branded international IHOP and Applebee’s restaurant locations. During the three months ended June 28, 2026, we had one dual-branded international opening and two dual-brand international closures.

During the six months ended June 28, 2026, we had five new franchised restaurants which added both brands, and one dual-brand international closure. This totaled 10 dual-branded international openings and one dual-branded international closure.

As of June 29, 2025, we had 20 dual-branded international IHOP and Applebee’s restaurant locations. During the three months ended June 29, 2025, we had one existing Applebee’s franchised restaurant which added the IHOP brand for a total of one dual-branded international opening.

During the six months ended June 29, 2025, we had two existing Applebee’s franchised restaurants which added the IHOP brand for a total of two dual-branded international openings.

The following table shows the effects of the domestic and international restaurant count methodology described above as of June 28, 2026 and June 29, 2025:

	IHOP		Applebee’s		Dual-Branded		Total
	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025	June 28, 2026	June 29, 2025
Franchise	1,796	1,786	1,439	1,514	—	—	3,235	3,300
Company	17	10	118	59	—	—	135	69

Total Development	1,813	1,796	1,557	1,573	—	—	3,370	3,369
Domestic Dual-Branded
Franchise	(37)	(1)	(37)	(1)	37	1	(37)	(1)
Company	(7)	—	(7)	—	7	—	(7)	—
International Dual-Branded
Franchise	(37)	(20)	(37)	(20)	37	20	(37)	(20)

Total Locations	1,732	1,775	1,476	1,552	81	21	3,289	3,348

As our dual-branded business expands, we may reevaluate how these restaurants are counted in future disclosures.